                                                                   EXHIBIT 10.48





                          EMPLOYEE STOCK PURCHASE PLAN
                            ADMINISTRATION AGREEMENT

         THIS AGREEMENT entered into this 25th day of July, 2001,

BETWEEN:

         SERVICE CORPORATION INTERNATIONAL
         (CANADA) LIMITED, a corporation incorporated under the laws of CANADA (hereinafter called the "Company")

                                                         OF THE FIRST PART

         - and -

         FASTRAK SYSTEMS INC., a corporation incorporated under the laws of Ontario
         (hereinafter called the "Administrator")

                                                         OF THE SECOND PART

WITNESSETH:

         WHEREAS SERVICE CORPORATION INTERNATIONAL ("SCI") has established the SERVICE CORPORATION INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (the "Plan"), a copy of which is attached hereto as Appendix "A", to facilitate the acquisition of full and fractional shares of SCI common stock (the "Shares") for the benefit of employees of SCI and its U.S and Canadian subsidiaries;

         AND WHEREAS the Company wishes to appoint the Administrator to carry out administrative duties for the benefit of the Company's Canadian employees who are participants in the Plan, in accordance with the Plan and this Agreement, and the Administrator wishes to accept such appointment;

         NOW THEREFORE in consideration of the premises and the respective covenants of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrator hereby agree as follows:

1. Participants in the Plan will be those employees of the Company and its affiliates or subsidiaries who qualify for participation under the Plan, who complete a Plan enrollment form and who are so designated by the Company to the Administrator (the "Plan Participants").


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                                      -2-



2. The Company undertakes to open and maintain a trading account for the benefit of the Plan Participants (the "ESPP Account") with a dealer that is registered under applicable securities laws to trade in the Shares in each of the jurisdictions where the Plan Participants reside (the "Plan Broker"). The Company shall ensure that the Administrator will have all necessary access and authority to deal with the ESPP Account so as to permit the Administrator to perform its duties under the Plan and this Agreement.

3. The Company shall provide the Administrator with all records and other information relating to the Plan and the Plan Participants so as to permit the Administrator to carry out its administrative duties and obligations hereunder.

4. Plan Participants may participate in the Plan by means of authorizing the Company to make payroll deductions for the purpose of purchasing the Shares in accordance with the Plan. For each designated investment period, the Company will aggregate the amounts from the pay deductions of all Plan Participants, along with the Company's contribution, if any, and forward to the Plan Broker the related payment amount. Concurrently for each investment period the Company will provide the Administrator with the relevant payroll data including deduction/contribution, participant name, SIN and address data for each Plan Participant via electronic medium.

5. Subject to the provisions set forth below, bulk share purchases will be executed as soon as reasonably practicable following receipt of funds by the Plan Broker or any such longer period required by securities legislation, stock exchange rules, or other relevant rules. The Plan Broker will purchase at market price on the NEW YORK STOCK EXCHANGE as many of SERVICE CORPORATION INTERNATIONAL COMMON SHARES as the contributed funds will allow. When necessary, in the opinion of the Plan Broker, a stock purchase may be spread out over a period time so that the market for the security is not abnormally disrupted.

6. The Shares purchased in bulk by the Plan Broker for the contributing Plan Participants shall be credited to the ESPP Account three (3) business days after each purchase and shall be allocated pro rata to the respective Plan Participants' accounts maintained in the Plan register. Allocations are to be made at the average cost of all Shares purchased in full shares and fractional interests to the ten-thousandth of a share.

7. All Shares are to be registered in the name of the Company for the benefit of Plan Participants, unless a Plan Participant requests that a certificate for any or all of his or her full Shares be delivered to them directly.

8. If SCI pays cash dividends on the Shares, such dividends will be credited to the ESPP Account for the benefit of each Plan Participant holding full or fractional Shares on the appropriate record date, upon their receipt. Subject to the terms of the Plan, these dividends are to be automatically reinvested in additional Shares as a bulk purchase. Similarly, stock dividends and/or stock splits will be allocated pro rata to each Plan Participant account, where applicable. Stock rights cannot be exercised, and may be sold and the proceeds reinvested on a bulk basis. An administration fee may be charged on reinvestment purchases in accordance with the fee agreement between the Company and the Administrator.

9. A Plan Participant may direct the Administrator to sell any or all of his or her full or fractional Shares through the Plan Broker in bulk, whereby all Plan Participants' sales requests received by the Administrator by the cut-off time on disposition day(s), will be aggregated and submitted under a single sale order. Each Plan Participant may be charged an administration fee in accordance with the fee agreement between the Company and the Administrator, in addition to the pro-rated regular brokerage commission and any transfer taxes, registration fee or other normal brokerage related charges as may be applicable to the bulk sale. Alternatively, a Plan Participant may sell at market directly through the Plan Broker, where the Plan Participant has made prior arrangements to open an individual trading account and directed the Administrator to transfer Shares from his or her Plan account to his or her individual brokerage account with the Plan Broker.

With respect to the sale or transfer of his or her Plan Shares the Plan Participant shall only provide direction to the Administrator via the Plan Internet or IVR facilities, written communication and fax Withdrawal Form. For greater certainty, the Administrator will not accept verbal direction for the sale or transfer of Plan Shares and, will at no time provide securities and/or investment advice with respect to the Shares. The Administrator may rely on directions received from a Plan Participant.

10. The Company shall ensure that if a Plan Participant ceases to be qualified to participate in the Plan, by reason of termination of employment with the Company or otherwise, such person shall cease to be a Plan Participant under the Plan. Upon the occurrence of such an event, and upon notice of same by the Company to the Administrator, the Company shall provide the necessary instructions to the Administrator to either transfer the former Plan Participant's Shares, sell the Shares, or deliver a cheque for his or her fractional interest along with a certificate for all full Shares. Such distribution to a Plan Participant shall be effected as soon as practicable following receipt of Company instructions. Administration fees and commissions, where applicable, are to be paid by the Plan Participant and may be set off against the Plan Participant's deliverables.

11. The Administrator shall keep accurate and appropriate accounts and records for each Plan Participant, all Company contributions under the Plan, all dividends received and all amounts disbursed by it to the Plan Participants pursuant to the Plan and all shares delivered by the Administrator to the Plan Participants pursuant to the Plan. In addition, the Administrator will prepare periodic statements of the ESPP Account for the Company's benefit.

12. The accounts and records maintained by the Administrator shall be open to inspection and audit during reasonable business hours by such reasonable number of persons designated by the Company as its representatives for such purposes. To the extent the Administrator is legally obligated to permit any persons other than those so designated by the Company to have such access, the Administrator shall provide such other persons with



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                                      -4-


access to accounts and records during reasonable business hours. No persons other than those designated by the Company or those otherwise entitled thereto by applicable law shall have the right to demand or be entitled to any accounting from the Administrator.

13. Quarterly statements will be mailed to the address of each Plan Participant as maintained on the Plan register and will reflect all transactions affecting his or her Plan account during the period.

14. The Administrator will, upon notice from the Company and the Administrator's receipt of all appropriate materials, mail or caused to be mailed notices of meetings, proxies, annual reports, information circular or other material for distribution to Plan Participants. The parties hereto agree that all such mailings shall be undertaken at the Company's expense.

15. The Administrator's remuneration for its services hereunder and under the Plans shall be as set forth in a fee agreement between the Company and the Administrator.

16. The Company hereby makes the following representations and warranties to the
Administrator:

         (a) the Plan complies with the securities legislation in each of the jurisdictions in which Plan Participants reside;

         (b) all of the Plan Participants are eligible to acquire the Company's securities under the Plan;

         (c)      the participation of the Plan Participants is voluntary; and

         (d) all trades in the Shares by a Plan Participant made under and in accordance with the provisions of the Plan and this Agreement comply with the securities legislation applicable in the jurisdiction of the respective Plan Participant.

17. The Company shall indemnify and save harmless the Administrator, its employees, officers, directors and agents from and against all liability arising from the Administrator acting in accordance with the directions of the Company or its properly appointed agents received by the Administrator in writing or by electronic medium, or in acting in reliance upon information provided to it by the Company or the Plan Broker, provided that this indemnity shall in no way be construed so as to relieve the Administrator of liability for a breach of this Agreement, the Plan or as imposed by law. The Administrator, its employees, officers, directors and agents shall be reimbursed by the Company for all such liabilities and for all expenses reasonably incurred in their defence.

18. The Administrator shall indemnify and save harmless the Company, its directors, officers, employees and agents from and against any liability arising as a result of the negligence or wilful misconduct of the Administrator or breach by the Administrator of its obligations under this Agreement, the Plan or as imposed by law. The Company, its directors, officers, employees and agents shall be reimbursed by the Administrator for all such liabilities and for all expenses reasonably incurred in their defence.

19. All notices under this Agreement shall be given in writing and shall be deemed to have been delivered four (4) business days after being sent by prepaid ordinary mail, or if personally delivered, upon delivery to each party at the following addresses:


        Fastrak Systems Inc.              Service Corporation International
        401 Bay Street                    (Canada) Limited
        Suite 2315                        Suite 950, 409 Granville Street
        Toronto, Ontario                  United Kingdom Building
        M5H 2Y4                           Vancouver, BC

        Attn: Vice President              Attn: John A. Gordon
              Service Operations

If there is an interruption in postal services, notices hereunder must be given by personal delivery.

20. The Company or the Administrator may terminate this Agreement upon ninety
(90) days prior written notice to the other party. In the event of such termination, the Company shall, at its sole expense, arrange for the transfer of the Administrator's responsibilities to another qualified party.

21. This Agreement contains all the terms and conditions agreed to by the parties hereto, and no other agreements, written or oral, respecting the subject matter of this Agreement shall be deemed to exist, or to bind either party, notwithstanding this Agreement shall be subject to the terms and provisions of the Plan. Any amendment to this Agreement shall be in writing and signed by both parties hereto.

22. This Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

23. This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any rule or principle of the conflict of laws which might refer interpretation to the laws of another jurisdiction). Each party irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

24. Time is of the essence of each provision of this Agreement.



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                                      -6-



         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on this ___ day of ________, 2001.



                                            Service Corporation International
                                            (Canada) Limited


                                            By: /s/ JOHN A. GORDON
                                                -----------------------------
                                               Name:  John A. Gordon
                                               Title: President



                                            Fastrak Systems Inc.


                                            By: /s/ JOHN MOORE
                                                -----------------------------
                                               Name:  John Moore
                                               Title: President

(GRAPHIC)


                              FASTRAK SYSTEMS INC.
                   EMPLOYEE STOCK PURCHASE PLAN ADMINISTRATION
                                       FOR
               SERVICE CORPORATION INTERNATIONAL (CANADA) LIMITED



OTHER TERMS AND CONDITIONS:

A. The fees quoted herein, other than broker related fees, are guaranteed for a period of two years from the date of appointment, payable quarterly. ALL FEES ARE IN CANADIAN FUNDS UNLESS OTHERWISE STATED.

B. All out-of-pocket expenses (including, but not limited to, printing and stationery, postage, telecopier and delivery charges, legal fees and disbursements) will be charged in addition to the listed fees. Where the required frequency of statement mailing is greater than quarterly, out of pocket mailhouse charges will be recoverable at cost.

C. Special services that are not described or referred to above including, but not limited to corporate reorganizations and stock splits, will be based up on an analysis of the work required. Special request for programming will be billed at current rates.

D. Standard reports from the Fastrak system are included in the above fees. Customized reports may result in additional charges based on report complexity and time required developing the report. Note:
         Standard report includes annual report detailing the number of shares held by each participant on December 31 of the 3 preceding plan years.

E. PARTICIPANT DISCOUNT BROKER FEES: Sales may be communicated to the Plan Administrator via Internet, IVR or fax and will be executed through a discount broker for the Plan. The commission schedule is subject to change upon notification from the broker. Sales through the Plan Administrator will take place in bulk, and are available daily if desired. Market trading is available through the Plan broker upon the participant opening a brokerage account and directing the Administrator to transfer shares to it.

         The following schedule is for information purposes only and is representative of current competitive discount broker rates applicable to transactions of specific Plan held company stock within the ESPP and charged to individual plan holders.



                  TRANSACTION                                 BROKER FEES AND COMMISSIONS
                  -----------                                 ---------------------------
Share Sale (share price greater than USD $2.01)          USD $0.03 per share (minimum = USD $29)
Certificate Request                                                   CAD $45.00 + GST
Electronic Share Transfer to another
Merrill Lynch HSBC account                                               No Charge
Electronic Share Transfer to another
financial institution                                                CAD $100.00 + GST

         All participant fees will be recovered via a sale of assets from their account.

(GRAPHIC)



                              FASTRAK SYSTEMS INC.
                   EMPLOYEE STOCK PURCHASE PLAN ADMINISTRATION
                                       FOR
               SERVICE CORPORATION INTERNATIONAL (CANADA) LIMITED

F. This schedule is subject to adjustment if changes in practices, legislation or circumstances in general increase the expense, work or responsibility of performing the services under the agreements. The Goods and Services Tax and other tax or levy which may be imposed by any governmental authorities shall be charged and payable on the listed fees, where applicable.

G. In the event that our services were terminated within the first 12 months of appointment the minimum Service Fee would be chargeable, in addition to standard charges for producing files and reports requested in connection with conversion of the accounts.

H. This Fee Schedule is confidential. It has been prepared exclusively for Service Corporation International (Canada) Limited and the pricing information contained herein may not be shared with any unrelated third party without the prior written authorization of Fastrak Systems Inc.





         SERVICE CORPORATION INTERNATIONAL           FASTRAK SYSTEMS INC.
         (CANADA) LIMITED

         /s/ JOHN A. GORDON                          /s/ JOHN MOORE
         ---------------------------------           --------------------------

         ---------------------------------           --------------------------






Date: July 25, 2001
      -----------------------

(GRAPHIC)



                              FASTRAK SYSTEMS INC.
                   EMPLOYEE STOCK PURCHASE PLAN ADMINISTRATION
                                       FOR
               SERVICE CORPORATION INTERNATIONAL (CANADA) LIMITED


SERVICE FEE SCHEDULE*


                        ANNUAL PER
    NUMBER OF           PARTICIPANT          PAYROLL FILE & DIVIDEND
    PARTICIPANTS         COMPONENT           REINVESTMENT COMPONENT
    ------------        -----------          ----------------------
    1 - 249             CAD$ 25.00           2.00% of Total Contributions
    250 - 999              $ 17.50           1.75% of Total Contributions
    1,000- 2,499           $ 10.50           1.30% of Total Contributions



* Based on electronic receipt of payroll file and subject to minimum annual CAD $10,000.


NORMAL PROXY SCHEDULE

Annual reports & Proxy mailing - $1.00 handling fee per set plus actual cost of postage and mailing expenses

Annual report only - $0.50 handling fee per annual report plus actual cost of postage and mailing expenses

Interims & miscellaneous reports - $0.40 handling fee per report plus all expenses




IVR and INTERNET ACCESS

Participant IVR (Interactive Voice Response) and Internet
access include account enquiry and participant sale requests        included

CALL CENTRE COMMUNICATION

Respond to participant telephone request for information            included


WITHDRAWAL AND CHEQUE ISSUANCE (CHARGED TO PARTICIPANTS)
            - Cheque issuance                                     CDN $25.00

            - Withdrawal of shares from the Plan                      $25.00

ANCILLARY FEES (IF APPLICABLE)


            - Manual data input                                $5.00 per name

            - Rejected payroll file & reloading file         $150.00 per file